                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
           14a-12

              ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                         ALEXION PHARMACEUTICALS, INC.
                                25 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 776-1790

                            ------------------------

October 30, 2000

Dear Fellow Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m., on Friday December 8, 2000, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017.

    This year, you are being asked:

    (1) To elect seven directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

    (2) To approve an amendment to the Company's 1992 Stock Option Plan for Outside Directors;

    (3) To ratify the adoption of the Company's 2000 Stock Option Plan;

    (4) To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares from 30,000,000 shares to 100,000,000 shares; and

    (5) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

    In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                          Very truly yours,
                                          Leonard Bell, M.D.
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                          SECRETARY AND TREASURER

                         ALEXION PHARMACEUTICALS, INC.
                             NEW HAVEN, CONNECTICUT

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 30, 2000

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Alexion Pharmaceuticals, Inc. will be held on Friday December 8, 2000, at 10:00 a.m., at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 for the following purposes:

    (1) To elect seven directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

    (2) To consider and vote upon a proposal to amend the Company's 1992 Stock Option Plan for Outside Directors;

    (3) To consider and vote upon a proposal to ratify the adoption of the Company's 2000 Stock Option Plan;

    (4) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized shares from 30,000,000 shares to 100,000,000 shares;

    (5) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

    (6) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record at the close of business on October 26, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          Leonard Bell, M.D.
                                          SECRETARY

                         ALEXION PHARMACEUTICALS, INC.
                                25 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of Common Stock, par value $.0001 per share (the "Common Stock"), of Alexion Pharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Friday, December 8, 2000, at 10:00 a.m., at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

    Proxies will be mailed to stockholders on or about October 30, 2000 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for the amendment to the Company's 1992 Stock Option Plan for Outside Directors, for the approval of the Company's 2000 Stock Option Plan, for the amendment to the Company's Certificate of Incorporation, for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on October 26, 2000 are entitled to notice of and to vote at the Annual Meeting or any and all
adjournments thereof. On October 26, 2000 there were       shares of Common
Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information as of October 1, 2000 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock;
(ii) each director (see "Proposal No.1--Election of Directors") (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                              NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS                                                BENEFICIALLY     OUTSTANDING SHARES
OF BENEFICIAL OWNER(1)                                            OWNED(2)        OF COMMON STOCK
----------------------                                        ----------------   ------------------
BB Biotech AG Vordergrasse 3
8200 Schaffhausen
CH/Switzerland(3)...........................................     1,824,113              11.8%

Scudder Kemper Investments, Inc.
345 Park Avenue
New York, NY 10154(4).......................................     1,615,000              10.4%

Janus Capital Corporation
100 Fillmore Street, Suite 400
Denver, Colorado 80206-4923(5)..............................     1,185,695               7.7%

Franklin Advisors, Inc.
777 Mariners Island Blvd, 7th Flr
San Mateo, CA 94404(6)......................................     1,004,500               6.5%

AMVESCAP, PLC
1315 Peachtree Street, NE
Atlanta, GA 30309(7)........................................       871,640               5.6%

The Kaufmann Fund, Inc.
140 E. 45th Street, 43rd Flr
New York, NY 10017(8).......................................       837,300               5.4%

Leonard Bell, M.D.(9).......................................       698,434               4.4%

Stephen P. Squinto, Ph.D.(10)...............................       202,950               1.3%

David W. Keiser(11).........................................       197,175               1.3%

John H. Fried, Ph.D.(12)....................................        92,336                 *

                                                              NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS                                                BENEFICIALLY     OUTSTANDING SHARES
OF BENEFICIAL OWNER(1)                                            OWNED(2)        OF COMMON STOCK
----------------------                                        ----------------   ------------------
Joseph Madri, Ph.D., M.D.(13)...............................        58,800                 *

Max Link, Ph.D.(14).........................................        26,823                 *

Leonard Marks, Jr., Ph.D.(15)...............................        17,300                 *

Nancy Motola, Ph.D.(16).....................................         8,875                 *

Jerry T. Jackson(17)........................................         2,500                 *

R. Douglas Norby(18)........................................         2,500                 *

Alvin S. Parven(19).........................................         1,400                 *

All Directors and Executive Officers as a group (13
persons)(20)................................................     1,430,236               8.7%

------------------------

   * Less than one percent.

 (1) Unless otherwise indicated, the address of all persons is 25 Science Park, Suite 360, New Haven, Connecticut 06511.

 (2) To the Company's knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.

 (3) This figure is based upon information set forth in Amendment No. 3 to
     Schedule 13D dated May 27, 1998, filed jointly by BB Biotech AG and Biotech Target, S.A. Biotech Target, S.A., a Panamanian corporation, is a wholly-owned subsidiary of BB Biotech AG. BB Biotech AG is a holding company incorporated in Switzerland. BB Biotech AG disclosed that it may be deemed to share with Biotech Target, S.A. the voting and dispositive power with respect to these shares.

 (4) This figure is based upon information set forth in Schedule 13G dated December 10, 1999. Scudder disclosed that it has shared voting power with respect to 154,000 shares. Scudder disclaims beneficial ownership of the shares held by it.

 (5) This figure is based upon information set forth in Schedule 13F dated April 14, 2000.

 (6) This figure is based upon information disclosed to the Company by Franklin Advisers, Inc. representing its ownership as of September 18, 2000.

 (7) This figure is based upon information disclosed to the Company by AMVESCAP, PLC representing its ownership as of August 31, 2000.

 (8) This figure is based upon information set forth in Schedule 13G dated June 8, 2000.

 (9) Includes 538,334 shares of Common Stock that may be acquired upon the exercise of options within 60 days of October 1, 2000 and 300 shares, in aggregate, held in the names of Dr. Bell's three minor children. Excludes 146,666 shares obtainable through the exercise of options, granted to Dr. Bell, which are not exercisable within 60 days of October 1, 2000 and 90,000 shares held in trust for Dr. Bell's children of which Dr. Bell disclaims beneficial ownership. Dr. Bell disclaims beneficial ownership of the shares held in the name of his minor children.

 (10) Includes 151,250 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2000 and 6,200 shares, in aggregate, held in the names of Dr. Squinto's two minor children of which 6,000 shares are in two trusts managed by his wife. Excludes 51,250 shares obtainable through the exercise of options, granted to Dr. Squinto, which are not exercisable within 60 days of October 1, 2000. Dr. Squinto disclaims beneficial ownership of the shares held in the name of his minor children and the foregoing trusts.

 (11) Includes 161,875 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2000 and 300 shares, in aggregate, held in the names of Mr. Keiser's three minor children. Excludes 65,625 shares obtainable through the exercise of options, granted to Mr. Keiser, which are not exercisable within 60 days of October 1, 2000. Mr. Keiser disclaims beneficial ownership of the shares held in the name of his minor children.

 (12) Excludes 14,000 shares obtainable through the exercise of options granted to Dr. Fried, which are not exercisable within 60 days of October 1, 2000.

 (13) Includes 13,800 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2000. Excludes 14,000 obtainable through the exercise of options granted to Dr. Madri, which are not exercisable within 60 days of October 1, 2000.

 (14) Includes 1,500 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2000. Excludes 14,000 shares obtainable through the exercise of options, granted to Dr. Link, which are not exercisable within 60 days of October 1, 2000.

 (15) Includes 16,300 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2000. Excludes 14,000 shares obtainable through the exercise of options granted to Dr. Marks, which are not exercisable within 60 days of October 1, 2000.

 (16) Includes 8,875 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 2000. Excludes 53,125 shares obtainable through the exercise of options, granted to Dr. Motola, which are not exercisable within 60 days of October 1, 2000.

 (17) Includes 2,500 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2000. Excludes 17,000 shares obtainable through the exercise of options granted to Mr. Jackson, which are not exercisable within 60 days of October 1, 2000.

 (18) Includes 2,500 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2000. Excludes 17,000 shares obtainable through the exercise of options granted to Mr. Norby, which are not exercisable within 60 days of October 1, 2000.

 (19) Includes 1,400 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2000. Excludes 17,000 shares obtainable through the exercise of options granted to Mr. Parven, which are not exercisable within 60 days of October 1, 2000.

 (20) Consists of shares beneficially owned by Drs. Bell, Fried, Link, Madri, Marks, Motola, Squinto and Messrs. Jackson, Keiser, Norby and Parven, and certain other officers. Includes 978,061 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 2000.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors presently has eight members. Leonard
Marks, Jr. Ph.D., a director and member of the Audit Committee, will serve only until the Annual Meeting. Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                                   YEAR FIRST
                                                     BECAME
DIRECTOR                                  AGE       DIRECTOR    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
--------                                --------   ----------   -----------------------------------------------
John H. Fried, Ph.D.(1)(2)(3).........     70         1992      Chairman of the Board of Directors of the
                                                                Company since April 1992; President of Fried &
                                                                Co., Inc. since 1992; Chairman of the Board of
                                                                Corvas International Inc. from 1997 to 1999;
                                                                Vice Chairman of Syntex Corp. from 1985 to
                                                                January 1993 and President of the Syntex
                                                                Research Division from 1976 to 1992.

Leonard Bell, M.D.(1).................     42         1992      President, Chief Executive Officer, Secretary,
                                                                Treasurer and director of the Company since
                                                                January 1992; Assistant Professor of Medicine
                                                                and Pathology and Co-Director of the Program in
                                                                Vascular Biology at the Yale University School
                                                                of Medicine from 1991 to 1992; Attending
                                                                Physician at the Yale-New Haven Hospital and
                                                                Assistant Professor of the Department of
                                                                Internal Medicine at the Yale University School
                                                                of Medicine from 1990 through 1992; Serves as
                                                                director of The Medicine Company.

Jerry T. Jackson(3)...................     59         1999      Retired since 1995; Executive Vice President of
                                                                Merck from 1993 to 1995; serves as director of
                                                                Cor Therapeutics, Inc., Molecular Biosystems,
                                                                Inc., and Crescendo Pharmaceuticals
                                                                Corporation.

                                                   YEAR FIRST
                                                     BECAME
DIRECTOR                                  AGE       DIRECTOR    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
--------                                --------   ----------   -----------------------------------------------
Max Link, Ph.D.(1)(2)(3)..............     60         1992      Retired; Chief Executive Officer of Corange
                                                                (Bermuda) from May 1993 to June 1994; Chairman
                                                                of the Board of Sandoz Pharma, Ltd. From 1992
                                                                to 1993 and Chief Executive Officer of Sandoz
                                                                Pharma, Ltd. from 1987 to 1992; serves as
                                                                director of Protein Design Labs, Inc., Cell
                                                                Therapeutics, Inc., Procept, Inc., Human Genome
                                                                Sciences, Inc., Access Pharmaceuticals, Inc.,
                                                                Discovery Labs, Inc. and Celsian Corporation.

Joseph A. Madri, Ph.D., M.D...........     54         1992      Faculty Member of the Yale University School of
                                                                Medicine since 1980.

R. Douglas Norby(2)...................     65         1999      Executive Vice President and Chief Financial
                                                                Officer of LSI Logic Corporation since 1996;
                                                                serves as a director of LSI.

Alvin S. Parven(3)....................     60         1999      President of ASP Associates since 1997; Vice
                                                                President at various operating subsidiaries of
                                                                Aetna Insurance Corporation from 1987 to 1997.

------------------------

(1) Member of the Nominating Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Compensation Committee of the Board of Directors.

    In February 1993, the Board formed an Audit Committee, which was established to review the internal accounting procedures of the Company and to consult with and review the Company's independent public accountants and the services provided by such independent public accountants. Drs. Fried, Link, and Marks, and Mr. Norby are the current members of the Audit Committee. During the fiscal year ended July 31, 2000, the Audit Committee held one meeting.

    In February 1993, the Board formed a Compensation Committee, which was established to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's non-formula based stock option plans. Drs. Fried and Link, and Messrs. Jackson and Parven are the current members of the Compensation Committee. During the fiscal year ended July 31, 2000, the Compensation Committee held two meetings.

    In June 1999, the Board formed a Nominating Committee, which was established to review and recommend new directors to the Board. The nominating committee will consider nominees recommended by stockholders; such nominees should be recommended in accordance with the procedures for submission of stockholder proposals. Drs. Bell, Fried, and Link are the current members of the Nominating Committee. During the fiscal year ended July 31, 2000, the Nominating Committee held one meeting.

    During the fiscal year ended July 31, 2000, the Board of Directors held four meetings and acted by unanimous written consent in lieu of a meeting two times. Each incumbent director attended at least 75% of the meetings of the Board of Directors held when he was a director and of all committees of the Board on which he served. Messrs. Jackson and Norby were appointed to the Board subsequent to July 31, 1999, in September 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June and October 1992, the Company entered into patent licensing agreements with Oklahoma Medical Research Foundation ("OMRF") and Yale University ("Yale"). The agreements provide that the Company will pay to these institutions royalties based on sales of products incorporating technology licensed thereunder and also license initiation fees, including annual minimum royalties that increase in amount based on the status of product development and the passage of time. Under policies of OMRF and Yale, the individual inventors of patents are entitled to receive a percentage of the royalties and other license fees received by the licensing institution. Some of the Company's founders and scientific advisors, including Dr. Bell, one of the Company's directors and President and Chief Executive Officer, Dr. Madri, one of the Company's directors, and Dr. Squinto, its executive Vice President and Head of Research, and Dr. Rollins, Vice President of Drug Development and Project Management, are inventors with respect to patent applications licensed from Yale and, therefore, are entitled to receive a portion of the royalties and other fees payable by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that an annual report on Form 5 was not timely filed for each of Dr. Joseph Madri and Mr. Alvin Parven. These annual reports were subsequently filed.

VOTE REQUIRED

    The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1--ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

    The following table shows all the cash compensation paid by the Company as well as certain other compensation paid during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                  COMPENSATION
                                                         ANNUAL COMPENSATION                      ------------
                                                      --------------------------                    OPTIONS
                                            FISCAL                     BONUS          OTHER        (NUMBER OF
NAME AND PRINCIPAL POSITION                  YEAR     BASE SALARY   COMPENSATION   COMPENSATION     SHARES)
---------------------------                --------   -----------   ------------   ------------   ------------
Leonard Bell, M.D.......................     2000       $332,000      $100,000        $4,065(1)      100,000
  President, Chief Executive Officer,        1999        275,000        70,000         4,167(1)       40,000
  Secretary and Treasurer                    1998        250,000        50,000         3,873(1)       60,000

David W. Keiser.........................     2000       $205,697      $ 50,000        $4,065(1)       30,000
  Executive Vice President and Chief         1999        190,460        50,000         4,102(1)       22,500
  Operating Officer                          1998        178,000        30,000         3,788(1)       25,000

Stephen P. Squinto, Ph.D................     2000       $187,720      $ 35,000            --          20,000
  Executive Vice President and               1999        180,500        25,000            --          17,500
  Head of Research                           1998        165,000        30,000            --          25,000

Louis A. Matis, M.D.....................     2000       $187,720      $ 20,000        $4,400(1)           --
  Senior Vice President and Chief            1999        180,500        17,500         4,800(1)       17,500
  Technical Officer(2)                       1998        165,000        30,000         2,400(1)       25,000

Nancy Motola, Ph.D......................     2000       $139,050      $ 17,500         3,892(1)       17,500
  Vice-President of Regulatory Affairs       1999         78,519        25,000         1,831(1)       47,500
  and Quality Assurance(3)                   1998             --            --            --              --

------------------------

(1) Represents the Company's matching contribution pursuant to its 401(k) defined contribution plan.

(2) Dr. Matis resigned from the Company in September, 2000.

(3) Dr. Motola joined the Company in December, 1998.

    The following table sets forth information with respect to option grants in fiscal year ended July 31, 2000 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            % OF TOTAL                                       POTENTIAL REALIZED VALUE AT
                              NUMBER OF      OPTIONS                                           ASSUMED ANNUAL RATES OF
                              SECURITIES    GRANTED TO    EXERCISE    MARKET                 STOCK PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES IN   OR BASE    PRICE ON                       OPTION TERM(3)
                               OPTIONS        FISCAL       PRICE     DATE OF    EXPIRATION   ----------------------------
NAME                          GRANTED(1)     YEAR(2)       ($/SH)     GRANT        DATE         5%($)          10%($)
----                          ----------   ------------   --------   --------   ----------   ------------   -------------
Leonard Bell, M.D...........   100,000(4)      19.1        $64.50     $64.50     07/31/10     $3,893,481     $10,020,265

David W. Keiser.............    30,000          5.7         64.50      64.50     07/31/10      1,168,044       3,006,879

Stephen P. Squinto, Ph.D....    20,000          3.8         64.50      64.50     07/31/10        778,696       2,004,053

Louis A. Matis, M.D.(5).....        --           --            --         --           --             --              --

Nancy Motola, Ph.D..........    17,500          3.3         64.50      64.50     07/31/10        681,359       1,753,546

------------------------

(1) Options vest in four equal annual installments commencing on the anniversary date of the grant unless otherwise indicated.

(2) Based upon options to purchase 524,000 shares granted to all employees during fiscal year 2000.

(3) The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(4) These options vest in three equal annual installments commencing on the anniversary date of the grant.

(5) Dr. Matis resigned from the Company in September, 2000.

    The following table sets forth information with respect to (i) stock options exercised in fiscal year 2000 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at July 31, 2000.

                          AGGREGATED OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                                   SHARES                          OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                         FISCAL YEAR END            FISCAL YEAR END($)(1)
                                     ON           VALUE      ---------------------------   ---------------------------
NAME                             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -----------   -----------   -------------   -----------   -------------
Leonard Bell, M.D..............         0              0       538,334        146,666      $30,363,786    $2,529,964

David W. Keiser................         0              0       161,875         65,625        9,238,125     1,923,750

Stephen P. Squinto, Ph.D.......         0              0       151,250         51,250        8,650,938     1,688,125

Louis A. Matis, M.D.(2)........         0              0       161,250         31,250        9,262,188     1,688,125

Nancy Motola, Ph.D.............     3,000       $118,250         8,875         53,125          469,125     1,873,125

------------------------

(1) Based on the average of the high and low sale price of the Common Stock on July 31, 2000 of $63.50.

(2) Dr. Matis resigned from the Company in September, 2000.

EMPLOYMENT AGREEMENTS

    Dr. Leonard Bell, President, Chief Executive Officer, Secretary and Treasurer of the Company, has a three-year employment agreement with the Company which commenced on April 1, 2000. The agreement provides that Dr. Bell will be employed as the President and Chief Executive Officer of the Company and that the Company will use its best efforts to cause Dr. Bell to be elected to the Board of Directors for the term of the agreement. Dr. Bell currently receives an annual base salary of $332,000. The contract provides that if (i) Dr. Bell is dismissed for any reason other than cause (as defined in the employment agreement) or (ii) Dr. Bell terminates the employment agreement for certain reasons including (a) certain changes in control of the Company,
(b) Dr. Bell's loss of any material duties or authority, (c) if the Chief Executive Officer is not the highest ranking officer of the Company, (d) an uncured material breach of the employment agreement by the Company and (e) the retention of any senior executive officer by the Company or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to Dr. Bell, in his reasonable judgment, then Dr. Bell shall be entitled to receive a lump sum cash payment equal to Dr. Bell's annual salary then in effect multiplied by the number of years remaining in the term of the employment agreement. In addition, upon such termination, all stock options and stock awards vest and become immediately exercisable and remain exercisable through their original terms. If, upon the termination of the employment agreement on April 1, 2003, Dr. Bell shall cease to be employed by the Company in the capacity of Chief Executive Officer by reason of the Company's decision not to continue to employ Dr. Bell as Chief Executive Officer at least on terms substantially similar to those set forth in the existing employment agreement, then Dr. Bell will be entitled to a severance payment equal to his annual salary during the final year of such employment agreement. Similarly, if Dr. Bell is not able to continue his employment due to a physical or mental incapacity or disability, all stock options and stock awards held by Dr. Bell prior to his disability will vest and become immediately exercisable.

    Mr. David W. Keiser, Executive Vice-President and Chief Operating Officer, has a two-year employment agreement with the Company which commenced on July 17, 2000. Mr. Keiser currently receives an annual base salary of $234,000.

    Dr. Stephen P. Squinto, Senior Vice-President and Chief Technical Officer, has a five-year employment agreement with the Company which commenced in March 1997. Dr. Squinto currently receives an annual base salary of $206,000.

    Dr. Louis A. Matis, Senior Vice President and Chief Scientific Officer, had a five-year employment agreement with the Company which commenced in August 1997 under which Dr. Matis received an annual base salary of $187,720. Dr. Matis resigned from the Company in September, 2000.

    Under the employment agreements for each of Mr. Keiser and Dr. Squinto, if either of them is dismissed for any reason other than cause (as defined in the employment agreement), death or disability, or if any of them terminates the employment agreement because of an uncured material breach thereof by the Company, he shall be entitled to receive a lump sum cash payment equal to the greater of (a) the annual salary for the remainder of the then current year of employment and (b) six months salary at the annual rate for the then current year of employment. In addition, upon such termination, all stock options shall accelerate vesting such that the number of such options vested on the day of termination shall be equal to the number of such options vested if the executive were to have been continuously employed by the Company until the date twelve months after the date of termination.

    All the Company's employment agreements require acknowledgment of the Company's possession of information created, discovered or developed by the employee/executive and applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee/executive also agreed to assign all rights he may have or acquire in proprietary information and to keep such proprietary information confidential and also agreed to certain covenants not to compete with the Company.

COMPENSATION OF DIRECTORS

    Under the Company's current compensation structure, each non-employee, member of the Board, other than the Chairman of the Board, is entitled, with 75% attendance at Board meetings, to receive an annual accrued stipend of up to $8,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings, to receive an annual accrued stipend of up to $25,000. Per meeting fees are paid in the amounts of $1,500 and $750 to the Chairman of the Board and non-employee members of the Board, respectively. These per meeting fees are deducted from the maximum annual accrued stipends, which are to be paid in October of the following year. Each of Drs. Fried, Madri, Marks and Link, and Messrs. Jackson, Norby and Parven all attended at least 75% of the meetings of the Company's Board and received their full annual stipend.

    The Compensation Committee of the Board of Directors has unanimously approved an amendment to the Company's compensation structure for its outside directors. Effective December 8, 2000, the amendment increases the annual stipend for board members other than the Chairman from $8,000 to $15,000 payable in quarterly installments. Members of the Board who serve as committee chairs will be entitled to an additional $2,500 annually. With 75% attendance at Board meetings, the Chairman of the Board will be entitled to an annual stipend of up to $30,000.

    Under the 1992 Stock Option Plan for Outside Directors, as amended, (the "Outside Directors' Plan"), each individual who is not an officer, employee or consultant of the Company or any of its subsidiaries (other than the Chairman of the Board, who shall be eligible) ("Outside Directors") is automatically granted an option to purchase 7,500 shares of Common Stock on the date of his or her initial election to the Board. In addition, on the date of each subsequent annual meeting of stockholders at which a director is re-elected, such director, if he or she was still an Outside Director on such date and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, is automatically granted an option to purchase an additional 2,000 shares of the Company's Common Stock. Upon their re-election to the Board at the last annual meeting, Drs. Fried, Link, Madri and Marks and Messrs. Jackson, Norby and Parven each received options to purchase 2,000 shares of Common Stock. All options granted under the Outside Directors' Plan have an exercise price equal to the fair market value on the date of grant and vest in three equal annual installments beginning on the anniversary date of the grant.

    The Board of Directors unanimously approved, subject to stockholder approval, an increase in the automatic grants under Outside Directors' Plan. (See Proposal No. 2). If the stockholders approve such amendments, each Outside Director will receive an option to purchase 12,000 shares of Common Stock upon his or her initial election to the Board and each Outside Director will receive an option to purchase 7,500 shares of Common Stock upon re-election to the Board, provided he or she has attended at least 75% of the meetings of Board held while he or she was a director since the prior annual meeting of stockholders. If Proposal No. 2 is approved by the stockholders, each of Drs. Fried, Madri and Link and Messrs. Jackson, Norby and Parven will receive an option to purchase 7,500 shares of Common Stock on December 8, 2000.

    The Compensation Committee also approved a one-time grant of options to purchase 10,000 shares of the Company's Common Stock under the Company's 1992 Stock Option Plan to each of the Outside Directors on July 31, 2000. These options have an exercise price equal to the fair market value of the Common Stock on the date of the grant and vest in three equal installments on the anniversary date of the grant.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee is currently comprised of four directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company's stock option plans.

COMPENSATION PHILOSOPHY

    The Company's overall compensation philosophy is to offer competitive salaries, cash incentives, stock options and benefit plans consistent with the Company's financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation and a strong alignment to stockholder's interests are key elements of the Company's compensation policy. One of the Company's strengths contributing to its success is the strong management team many of whom have been with the Company for a significant period of time. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards; and by providing equity awards based upon present and expected future performance to allow executives to participate in maximizing shareholder value.

    In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during the past year and executive's contribution to such performance.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for "performance based" remuneration, including renumeration attributable to certain stock options. The Company expects to keep "nonperformance based" remuneration within the $1 million limit in order that all executive compensation will be fully deductible. Nevertheless, although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

BASE SALARY

    Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biopharmaceutical companies and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service and the industry's annual competitive pay practice movement. No specific performance targets were established for fiscal year 1999, which was the base year for determining the salary increases awarded during fiscal year 2000. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biopharmaceutical industry compensation surveys.

BONUS

    Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. The Company's policy is to base a significant portion of its senior executives' cash compensation on bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

STOCK OPTIONS

    The Compensation Committee, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such employee, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must be employed by the Company for such options to vest.

2000 COMPENSATION TO CHIEF EXECUTIVE OFFICER

    In reviewing and recommending Dr. Bell's salary and bonus and in awarding him stock options for fiscal year 2000 and for his future services, the Compensation Committee followed its compensation philosophy. Under the terms of his employment agreement, commencing on April 1, 2000, Dr. Bell's annual salary was increased to $332,000. For the 2000 fiscal year, Dr. Bell earned a $100,000 bonus, which was paid in August, 2000. The Compensation Committee recommended this salary and bonus in recognition of Dr. Bell's achievements. In fiscal year 2000, Dr. Bell was granted options, to purchase 100,000 shares of the Company's Common Stock at an exercise price of $64.50, the fair market value on the date of grant, under the terms of the 1992 Stock Option Plan. The options will become exercisable in equal installments over three years on the anniversary date of the date of grant. The Compensation Committee recommended this option grant to secure the long-term services of the Company's chief executive officer and to further align the chief executive officer's compensation with stockholder interests.

                                          COMPENSATION COMMITTEE
                                          JOHN H. FRIED, PH.D., JERRY T.
                                          JACKSON,
                                          MAX LINK, PH.D., AND ALVIN S. PARVEN

THE COMPANY'S STOCK PERFORMANCE

    The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The following graph compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States, and (ii) the Chase H&Q Biotechnology Index. The graph assumes (a) $100 was invested on February 28, 1996 in each of the Company's Common Stock, the stocks comprising the NASDAQ Stock Market-United States and the stocks comprising the Chase H&Q Biotechnology Index, and (b) the reinvestment of dividends.

                            STOCK PERFORMANCE GRAPH

$100 INVESTED ON FEBRUARY 28, 1996 IN STOCK OR INDEX INCLUDING REINVESTMENT OF
  DIVIDENDS. FISCAL YEAR ENDING JULY 31, 2000.

                                    [GRAPH]

                                                CUMULATIVE TOTAL RETURN
                                       -----------------------------------------
                                         3/96       7/96       1/97       7/97       1/98       7/98       1/99       7/99
                                       --------   --------   --------   --------   --------   --------   --------   --------
Alexion Pharmaceuticals, Inc........     100         73        147        127        161        117        164        126
Nasdaq Stock Market (U.S.)..........     100         98        125        164        148        170        231        243
Chase H&Q Biotechnology Index.......     100         89        103        161         97        108        162        200


                                        1/00       7/00       8/00
                                      --------   --------   --------
Alexion Pharmaceuticals, Inc........    530        782       1,273
Nasdaq Stock Market (U.S.)..........    362        347         388
Chase H&Q Biotechnology Index.......    336        314         383

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards. The Board of Directors adopted a written charter for the Company's Audit Committee on September 18, 2000, which is attached to this Proxy Statement as APPENDIX A.

    The Audit Committee reviewed the Company's financial statements with the Board of Directors and discussed with Arthur Andersen LLP, the Company's independent auditors during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. After reviewing and discussing the financial statements the Audit Committee recommended that they be included in the Company's annual report on Form 10-K.

    This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          AUDIT COMMITTEE
                                          R. DOUGLAS NORBY
                                          JOHN H. FRIED, PH.D.
                                          MAX LINK, PH.D.
                                          LEONARD MARKS, JR., PH.D.

           PROPOSAL NO. 2--APPROVAL OF AN AMENDMENT TO THE 1992 STOCK
                       OPTION PLAN FOR OUTSIDE DIRECTORS

    The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's 1992 Stock Option Plan for Outside Directors to increase the formula grants provided for thereunder. The Outside Directors' Plan was adopted by the Board of Directors in August 1992 and approved by its stockholders in September 1992 and will terminate, unless sooner terminated by the Board, on August 26, 2002.

    The Outside Directors' Plan provides for the automatic grant of options to purchase shares of Common Stock to directors of the Company who are not officers, employees, or consultants of the Company or any of its subsidiaries (other than the Chairman, who shall be eligible). Subject to the provisions of the Outside Directors' Plan, the Board has the power and authority to interpret the Outside Directors' Plan, to prescribe, amend and rescind rules and regulations relating to the Outside Directors' Plan and to make all other determinations deemed necessary or advisable for the administration of the Outside Directors' Plan. The full text of the Outside Directors' Plan and the proposed amendments thereto are set forth in APPENDIX B to this Proxy Statement and the following discussion is qualified by reference thereto.

    The Outside Directors' Plan is administered by the Compensation Committee of the Board of Directors and provides for the issuance of "non-qualified" incentive stock options. Options are granted under the Outside Directors' Plan at an exercise price equal to the fair market value on the date of grant.

    Currently, under the Outside Directors' Plan, each Outside Director is automatically granted an option to purchase 7,500 shares of Common Stock on the date of his or her initial election to the Board of Directors. In addition, on the date of the Annual Meeting and on the date of each annual meeting of stockholders at which a director is re-elected, such director, if he or she is still an Outside Director on such date and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, is automatically granted an option to purchase 2,000 shares of the Company's Common Stock. All options granted under the Outside Directors' Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest in three equal annual installments beginning on the anniversary of the date of grant.

    If the stockholders approve this Proposal No. 2, the initial option grant under the Outside Directors' Plan will be increased from 7,500 shares of Common Stock to 12,000 shares of Common Stock. The grant to Outside Directors upon their re-election to the board will be increased from 2,000 shares of Common Stock to 7,500 shares of Common Stock, provided such directors have attended at least 75% of the Board meetings that were held while he or she was a director since the prior annual meeting of stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended as general guidance as to the United States federal income tax consequences under current law of participation in the Outside Directors' Plan, and does not attempt to describe all potential tax consequences. Tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation from the described rules is applicable. Participants should consult their own tax advisors prior to the exercise of any options granted under the Outside Directors' Plan or the disposition of any shares of Common Stock acquired pursuant to the Outside Directors' Plan.

    An Outside Director will not recognize taxable income upon the grant of an option. In general, the Outside Director will recognize ordinary income when the option is exercised equal to the excess value of the Common Stock with respect to which the option is exercised over the exercise price (i.e., the option spread), and the Company will receive a corresponding deduction in the same amount. Upon a later sale of the Common Stock, an Outside Director will be required to recognize capital gain or loss equal to the difference between the sale price and the value of the Common Stock at the time the option was exercised.

    After reviewing and analyzing data regarding equity-based renumeration to outside directors of similar companies in the industry, the Compensation Committee concluded that the renumeration paid to the Outside Directors under the Outside Directors' Plan is significantly below industry norms. Therefore, the Board of Directors believes that approval of the amendment to increase the grants of options to Outside Directors under the Outside Directors' Plan will serve the best interests of the Company and its stockholders by helping the Company attract and retain highly qualified directors who are in a position to contribute to the successful conduct of the business and affairs of the Company as well as stimulate in such individuals an increased desire to render greater service to the Company.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

     PROPOSAL NO. 3--APPROVAL OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN

    The Board of Directors has unanimously adopted the Company's 2000 Stock Option Plan (the "2000 Plan"), subject to stockholder approval at the Annual Meeting. The Board of Directors believes that approval of the 2000 Plan will serve the best interests of the stockholders by permitting the Board to establish a flexible vehicle through which it can grant options to purchase shares of the Company's Common Stock to members of the Board of Directors and to officers, employees, consultants and independent contractors who perform, or will perform, services for the Company or its affiliates. There are currently only 250,882 shares of Common Stock available for option grants under our existing stock option plans. Therefore, the Board of Directors believes that the approval of the adoption of the 2000 Plan is essential to allow the Company to continue to attract and retain qualified employees, directors officers and consultants.

    The primary features of the 2000 Plan are summarized below. The full text of the 2000 Plan is set forth in APPENDIX C to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

DESCRIPTION OF THE 2000 PLAN

    AVAILABLE SHARES. Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of our Common Stock that may be issued under the 2000 Plan will not exceed 1,500,000 shares and the maximum number of shares with respect to which stock options may be granted under the 2000 Plan to any employee during any calendar year will not exceed 200,000 shares. Shares subject to options granted under the 2000 Plan that are canceled, expired or terminated will again be available for issuance under the 2000 Plan. Shares of Common Stock issued under the 2000 Plan may be either authorized and unissued shares or shares held by us in our treasury. The fair market value of our Common Stock as of October 26, 2000 was $ per share. If the 2000 Plan is approved at the Annual Meeting, we intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register all shares of Common Stock issuable under the 2000 Plan.

    ADMINISTRATION. The 2000 Plan provides that it will be administered by a committee of at least two directors appointed by our Board of Directors, or, if no committee is appointed, the Board of Directors. The Compensation Committee of the Board will be appointed to administer the 2000 Plan. Subject to the provisions of the 2000 Plan, the Compensation Committee will have the authority to grant options under the 2000 Plan, to interpret the provisions of the 2000 Plan, to fix and interpret the provisions of agreements governing options granted under the 2000 Plan and to take such other actions as may be necessary or desirable in order to carry out the provisions of the 2000 Plan.

    TERM OF PLAN. The 2000 Plan will become effective on December 8, 2000, subject to the approval of our stockholders at the Annual Meeting. The 2000 Plan will terminate, unless terminated earlier by our Board of Directors, on December 7, 2010.

    STOCK OPTION GRANTS. Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which do not so qualify, i.e., non-qualified options, may be granted under the 2000 Plan. Incentive stock options may only be granted to employees of the Company or any of its "subsidiary" corporations (within the meaning of Section 424 of the Code).

    The exercise price per share of a non-qualified option may not be less than the par value of our Common Stock on the date of grant. The exercise price per share of an incentive stock option may not be less than the fair market value of our Common Stock on the date of grant (or, in the case of an incentive stock option granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of our stock or any subsidiary or parent corporation, 110% of the fair market value).

    All options will, unless sooner terminated, expire not more than ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date of grant. The Compensation Committee will have the discretion to determine the vesting and other restrictions on the exercise of an option.

    Unless the committee determines otherwise, upon the termination of an optionee's employment or other service with us and our affiliates, the optionee will generally have ninety days to exercise all options that are exercisable on the termination date, or in the event of a termination due to death or disability, the optionee or the optionee's beneficiary, as applicable, will generally have one year to exercise all options that are exercisable on the termination date. If, however, an optionee is terminated by us or our affiliates for cause (or terminates at a time when cause exists), then all options held by the optionee will immediately terminate and cease to be exercisable.

    The committee has the power to cancel, rescind, suspend, withhold or otherwise limit or restrict any outstanding option if the optionee engages in detrimental activities. Detrimental activities include the rendering of services to a competitor, disclosure or use of confidential information, the failure to disclose promptly and to assign to the Company or its affiliates all right, title and interest in any inventions or ideas, patentable or not, made or conceived by the optionee during employment or other service with the Company or its affiliates, or attempt to induce any employees to be employed or perform services elsewhere or to solicit the trade or business of any of the Company current or prospective customers, suppliers or partners.

    Payment for shares acquired upon the exercise of an option may be in cash, certified or bank check and/or such other form of payment as may be permitted by the Compensation Committee from time to time.

    NEW PLAN BENEFITS. We do not plan to issue any predetermined stock option grants upon the stockholders' approval of the 2000 Plan. Accordingly, we have no information available regarding new plan benefits as we do not plan on issuing any predetermined stock option grants to (i) any executive officer named in the Summary Compensation Table (see "Executive Compensation"), (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group.

    EXCHANGE TRANSACTIONS & CAPITAL CHANGES. The 2000 Plan provides that in the event of an "exchange transaction," each outstanding option will automatically accelerate and become exercisable immediately prior to the exchange transaction and terminate upon the occurrence of the exchange transaction, unless the Company's stockholders receive capital stock of another company as part of the exchange transaction and the Board of Directors directs that such options shall be converted into options to purchase shares of the exchange stock. In general, an "exchange transaction" is defined as a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

    The number of shares available under the 2000 Plan, the maximum number of shares with respect to stock options to be granted to any employee during any calendar year and the number of shares subject to each outstanding option and the exercise price thereof will be adjusted upon the occurrence of a stock split or recapitalization of our Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as general guidance as to the United States federal income tax consequences under current law of participation in the 2000 Plan, and does not attempt to describe all potential tax consequences. Tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation from the described rules is applicable. Participants should consult their own tax advisors prior to the exercise of any options granted under the 2000 plan or the disposition of any shares of Common Stock acquired pursuant to the 2000 Plan.

    In general, the holder of a non-qualified option will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the shares of Common Stock with respect to which the option is exercised at such time over the aggregate exercise price of such shares. The Company will generally receive a corresponding tax deduction at such time. Upon a later sale of the Common Stock, the optionee will recognize capital gain or loss equal to the difference between the sale price and the sum of the exercise price plus the amount of ordinary income recognized on exercise.

    The holder of an incentive stock option will not recognize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includable as income for purposes of the alternative minimum tax). If the Common Stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been recognized upon exercise if the option had been a non-qualified option, and we will generally receive a corresponding deduction. Any remaining gain is treated as capital gain.

    If the Common Stock acquired pursuant to the exercise of an incentive stock option is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by the Company (or its parents or subsidiaries) at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

    In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for renumeration paid in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Although the 2000 Plan has been designed so that renumeration attributable to the exercise of non-qualified options granted under the 2000 Plan will qualify for an exception from the deduction limitation, it is possible that renumeration attributable to options granted under the 2000 Plan will not be deductible by the Company by virtue of Section 162(m) of the Code.

    The 2000 Plan is not, nor is it intended to be, qualified under
Section 401(a) of the Code.

    VOTE REQUIRED

    The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

           PROPOSAL NO. 4--APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

    The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to Article FOURTH the Company's Certificate of Incorporation as amended, to increase the total number of authorized shares from 30,000,000 shares to 100,000,000 shares. Of the 30,000,000 presently authorized shares, 15,494,671 shares have been issued and were outstanding as of October 5, 2000. In addition, an aggregate of approximately 3,830,000 shares of Common Stock have been reserved for issuance upon conversion of outstanding notes, warrants, options and other convertible securities.

    Subject to stockholder approval, Article Fourth of the Company's Certificate of Incorporation will be amended to read as follows:

    "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 100,000,000 shares of which 95,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

       A. PREFERRED STOCK. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of any such holders is required pursuant to any Preferred Stock Designation.

       B. COMMON STOCK. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The holders of our Common Stock do not possess any pre-emptive rights.

    The Board of Directors has proposed this increase in the authorized number of shares of Common Stock and recommends its adoption in order to provide the Company with greater flexibility to issue Common Stock for appropriate corporate purposes. The purposes for which additional authorized stock could be issued include, but are not limited to, administration of the Company's stock option plans, funding of the Company's capital needs and corporate growth, the acquisition of desirable businesses, the exercise of stock options granted to attract and retain employees and for stock splits and stock dividends. If Proposal No. 4 is not adopted, the Company will be limited in its ability to use options as part of a compensation package, and the Company's ability to retain existing employees and attract new employees and consultants may be adversely affected. In addition, the Company's flexibility in raising capital and pursuing acquisitions will be limited.

    The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. Like the presently authorized but unissued shares of the Company's Common Stock, the additional shares of Common Stock will be available without further action by the stockholders unless such action is required by applicable law or by the rules of the Nasdaq National Market or any applicable stock exchange. Stockholders do not have pre-emptive rights with respect to the authorization of additional shares of Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares of Common Stock would have the effect of diluting the voting powers of existing stockholders. Although the Company has filed a registration statement on Form S-3 relating to the potential issuance of $300,000,000 of securities which may include Common Stock, debt securities, or warrants, the Company presently has no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares Common Stock, except in connection with the options outstanding or to be granted under the Company's stock option plans.

    Although not a factor in the Board of Directors' decision to propose the amendment, one of the effects of the amendment to the Certificate of Incorporation may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company, since the issuance of these additional shares of Common Stock could be used to dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of the Company.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on October 26, 2000 is required for the adoption of the proposed amendment to the Company's

Certificate of Incorporation. Broker non-votes and abstentions with respect to this matter have the same effect as a vote "against" the matter.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

           PROPOSAL NO. 5--RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The appointment of Arthur Andersen LLP as the independent public accountants of the Company has been recommended by the Audit Committee of the Board of Dirctors. Arthur Andersen LLP served as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended July 31, 2000. Subject to stockholder approval, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001. Representatives of Arthur Andersen LLP are expected to attend the fiscal year 2000 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the name legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 5 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at the 2001 annual meeting of stockholders of the Company must be received by the Company no later than July 2, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

    Stockholder proxies obtained by the Board of Directors in connection with the 2000 annual meeting of stockholders of the Company will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our corporate secretary no later than September 15, 2001.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Leonard Bell, M.D.
                                          SECRETARY

Dated: October 30, 2000

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 25 SCIENCE PARK, NEW HAVEN, CONNECTICUT 06511, ATTENTION: PRESIDENT.

                                                                      APPENDIX A

                         ALEXION PHARMACEUTICALS, INC.
                            AUDIT COMMITTEE CHARTER

I.  COMPOSITION

    The Audit Committee (the "Committee") of Alexion Pharmaceuticals, Inc. (the "Company") is a standing committee of the Board of Directors (the "Board") established to assist the Board in fulfilling its statutory, regulatory and fiduciary responsibilities. The Committee shall consist of at least three "independent" directors who shall meet the "membership requirements" of Nasdaq (as both those terms are defined by Nasdaq). At least one of the directors on the Committee shall have past employment experience in finance or accounting, the requisite professional certification in accounting or other comparable experience or background required by Nasdaq, as the same may be amended from time to time. The Board shall appoint the members of the Committee.

II.  AUTHORITY

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III.  PURPOSE

    The purpose of the Committee shall be to assist the Board in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, systems of internal control, the audit process and the Company's process for monitoring compliance with the laws, regulations and the Company's code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the internal and external auditors.

IV.  MEETINGS

    The Committee will have at least one scheduled meeting each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent public accountants, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V.  RESPONSIBILITIES AND DUTIES

    The Board delegates to the Committee the following specific duties and responsibilities in addition to those in the preceding paragraphs:

    DOCUMENTS/REPORTS REVIEW

    1. Review and reassess the adequacy of the Audit Committee Charter annually and submit the Charter to the Board for approval.

    2. Review the Company's annual audited financial statements and any reports or other financial information as the Committee may request, including, without limitation, any material submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent public accountants. Discuss major issues and significant changes regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Review any reports to management prepared by the internal auditing department, together with management's response. Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    4. Review with management and the independent public accountants the Company's annual report on Form 10-K and the Company's quarterly report on Form10-Q prior to its filing or prior to the release of earnings. The chair of the Committee may represent the entire Committee for purposes of these reviews.

    5. Review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    INDEPENDENT PUBLIC ACCOUNTANTS

    1. Recommend to the Board the selection, or dismissal when appropriate, of the independent public accountants, which firm is ultimately accountable to the Board. Consider independence and effectiveness and approve the fees and other compensation to be paid to the independent public accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to confirm the accountants' independence.

    2. Meet with the independent public accountants to review the scope, accuracy, completeness and overall quality of the annual financial statements.

    3. Receive from the independent public accountants the information they are required to communicate to the Committee under generally accepted auditing standards, including, without limitation:

       a. A formal written statement delineating all relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard No. 1, and

       b. Engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants, and recommend that the Board take appropriate action to enhance the independence of the independent public accountants.

    FINANCIAL REPORTING PROCESS

    1. In consultation with the independent public accountants, review the integrity of the Company's financial reporting processes, both internal and external.

    2. Meet with management and the independent public accountants to review the planning and staffing of the audit.

    3. Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

    4. Review with the independent public accountants any problems or difficulties the accountants may have encountered and any management letter provided by the accountants and the Company's response to that letter. Such review should include:

       a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       b.  Any changes required in the planned scope of the audit.

    5. The Committee shall make regular reports to the Board of Directors. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

VI.  OTHER

    While the Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Nor is it the duty of the Committee to conduct investigations, unless authorized by the Board of Directors, to resolve disagreements, if any, between management and the independent public accountants, or to assure compliance with laws and regulations.

                                                                      APPENDIX B

    BELOW IS THE TEXT OF THE COMPANY'S 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS AS PROPOSED TO BE AMENDED PURSUANT TO PROPOSAL NO. 2. PROPOSED LANGUAGE TO THE 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS IS SET FORTH IN BOLD AND THE LANGUAGE TO BE DELETED IS SET FORTH IN BRACKETS.

                         ALEXION PHARMACEUTICALS, INC.
                  1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I  PURPOSE.

    The purpose of this 1992 Stock Option Plan for Outside Directors (the "Plan") of Alexion Pharmaceuticals, Inc. (the "Corporation") is to enable the Corporation to compensate eligible directors of the Corporation and to encourage the highest level of performance by providing such persons with a proprietary interest in the Corporation's success and progress by granting them shares of the Corporation's Common Stock, par value $.0001 per share ("Common Stock").

II  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board"), which shall consist of one or more members of the Board, appointed by the Board, who are outside directors (as defined below) or by the Board. The interpretation and construction by the Committee of any provisions of the Plan or of any other matters related to the Plan shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. The Plan shall be interpreted and implemented such that the eligible outside directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), as such Rule and such Act may be amended.

III  ELIGIBILITY AND ISSUANCES.

    A. ELIGIBILITY. Directors of the Corporation who (i) are neither officers nor employees nor consultants of the Corporation or any of its subsidiaries (other than the Chairman of the Board of Directors of the Corporation who shall be eligible) and (ii) are not affiliated with any person referred to in
(i) above ("outside directors") shall be eligible to receive options to purchase Common Stock under the Plan.

    B. ISSUANCES

    (1) Except as set forth in Section 3(b)(ii) below, each outside director shall be issued an option to purchase [7,500] 12,000 shares of the Corporation's Common Stock (the "Initial Option") on the date of his initial election or appointment to the Board of Directors (the "Initial Grant Date") on the following terms:

        (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the Initial Grant Date.

        (b) Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the Initial Grant Date.

    (2) In the case of Drs. John A. Fried, Max Link and Leonard Marks, Jr., outside directors who were elected as directors of the Corporation in April 1992, Initial Options to purchase 7,500 (after giving effect to a 1 for 4 reverse stock split effected on November 7, 1994 and a 1 for 2.5 reverse stock split effected on January 5, 1996) shares of the Corporation's Common Stock were granted under the Plan on August 27, 1992, the date of the Plan's adoption by the Board.

    (3) In addition, each outside director shall, on the date of each annual meeting of stockholders at which he is reelected as a director (the "Additional Grant Date"), if he is still an outside director on such date and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he was a director since the prior annual meeting of stockholders, be granted an option to purchase [2,000] 7,500 shares of Common Stock (the "Additional Option" and, together with the Initial Option, an "Option") on the following terms:

        (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

        (b) Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

    (4) "Fair Market Value" shall mean, for each Initial Grant Date or Additional Grant Date (collectively, a "Grant Date"), (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the last reported sale price of the Common Stock on such date or, if no sale takes place on such date, the closing asked prices of the Common Stock on such exchange as of such date, in each case as officially reported on the NYSE or the ASE, or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the last reported sales price of the Common Stock on such date on the NASDAQ National Market System ("NASDAQ") or, if no shares of Common Stock are then quoted on NASDAQ, the average of the closing bid and the highest asked prices of the Common Stock on such date on NASDAQ, or, if no shares of Common Stock are then quoted on NASDAQ, the average of the highest bid and the lowest asked prices of the Common Stock on such date as reported on the over-the-counter system. If no closing bid and lowest asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of Common Stock (assuming for the purposes of this calculation the economic equivalence of all shares of classes of capital stock), as determined on a fully diluted basis in good faith by the Board, as of a date which is 15 days preceding the Grant Date; PROVIDED, HOWEVER, that the Fair Market Value of the Common Stock for purposes of Options granted prior to the closing of the Corporation's initial private placement of Common Stock or initial public offering, whichever occurs earliest, shall be the price per share of the Common Stock in such private placement or public offering.

    (5) Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

IV  REGULATORY COMPLIANCE AND LISTING.

    The issuance or delivery of any Option may be postponed by the Corporation, and an Option shall not be exercisable, for such period as may be required to comply with the Federal securities laws, state "blue sky" laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance, delivery or exercise of such Options and the Corporation shall not be obligated to issue or deliver any Options or shares of Common Stock if the issuance or delivery of such Options or shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

V  RESTRICTIONS ON EXERCISABILITY.

    A. Except as provided in Section 5(b) below, each Option granted under the Plan may be exercisable as to one-third of the total number of shares issuable under such Option on each of the three successive anniversaries of the Grant Date of such Option.

    B. If any event constituting a "Change in Control of the Corporation" shall occur, all Options granted under the Plan, which are outstanding at the time a Change of Control of the Corporation shall occur, shall immediately become exercisable. A "Change in Control of the Corporation" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the stockholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Corporation's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Corporation, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

VI  CESSATION AS DIRECTOR.

    In the event that the holder of an Option granted pursuant to the Plan shall cease to be a director of the Corporation for any reason, such holder may exercise any portion of such Option that is exercisable by him at the time he ceases to be a director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a director of the Corporation.

VII  DEATH.

    In the event that a holder of an Option granted pursuant to the Plan shall die, his beneficiary may exercise any portion of such Option that was exercisable by the deceased Optionee at the time of his death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his death.

VIII  STOCK SPLITS, MERGERS, ETC.

    In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board, whose determination shall be final, to the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Corporation's Common Stock and stock of another corporation but does not constitute a Change in Control of the Corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

IX  TRANSFERABILITY.

    Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Section 7 and during a director's lifetime may be exercised only by him. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an optionee to transfer an Option granted pursuant to the Plan, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

X  EXERCISE OF OPTIONS.

    An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his option.

XI  PAYMENT.

    The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the employee.

XII  TERM OF PLAN.

    The Plan shall terminate on August 26, 2002, and no Option shall be granted pursuant to the Plan after that date.

XIII  OBLIGATION TO EXERCISE OPTION.

    The granting of an Option shall impose no obligation on the director to exercise such Option.

XIV  CONTINUANCE AS DIRECTOR.

    Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation's stockholders.

XV  AMENDMENT OF THE PLAN.

    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) any amendment which must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act or any successor provision, or the approval of which is otherwise required by law, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or law and
(ii) provisions of the Plan which govern the amount, price or timing of the award of an Option shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Income Retirement Security Act, or the rules thereunder.

XVI  WITHHOLDING OF TAXES.

    We shall have the right, prior to the delivery of any certificate evidencing shares of Common Stock to be issued pursuant to an Option, to require the exercising outside director to remit to the Company an amount in cash sufficient to satisfy any Federal, state, or local tax withholding requirements.

                                                                      APPENDIX C

                         ALEXION PHARMACEUTICALS, INC.
                             2000 STOCK OPTION PLAN

    1. PURPOSE. The purpose of the Alexion Pharmaceuticals, Inc. 2000 Stock Option Plan (the "Plan") is to establish a vehicle through which Alexion Pharmaceuticals, Inc. (the "Company") can make discretionary grants of Options to purchase shares of the Company's common stock, par value $0.0001 (the "Common Stock") to members of the Board of Directors of the Company (the "Board"), to officers and other employees of the Company and its Affiliates and to consultants and other independent contractors of the Company and its Affiliates, with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

    2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:

        (a) "AFFILIATE" shall mean an affiliate within the meaning of Rule 12b-2 under the Exchange Act.

        (b) "CAUSE" shall mean, unless otherwise determined by the Committee:
    (1) in the case where there is no employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant or where such an agreement exists but does not define "cause" (or words of like import), the optionee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the optionee and the Company or its Affiliates, or (2) in the case where there is an employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant which defines "cause" (or words of like import), the meaning ascribed to such term under such agreement.

        (c) "CHANGE IN CONTROL" shall be deemed to occur if: (1) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the outstanding Common Stock, or (4) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or were so approved.

        (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" shall mean the committee, consisting of at least two
    (2) directors, appointed by the Board from time to time to administer the Plan or, if no such committee is appointed, the Board.

        (f) "DETRIMENTAL ACTIVITY" shall mean: (1) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, (2) the disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company's or its Affiliates' business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company or its Affiliates, acquired by the optionee either during or after employment or other service with the Company or its Affiliates, (3) the failure or refusal to disclose promptly and to assign to the Company or its Affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by or other service with the Company or its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries, or (4) any attempt directly or indirectly to induce any employee of the Company or its Affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its Affiliates.

        (g) "DISABILITY" shall mean, unless as otherwise determined by the Committee or as provided in an employment agreement, the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or its Affiliates by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration.

        (h) "EFFECTIVE DATE" shall mean the date on which the Plan was adopted by the Board, subject to the approval of the Company's stockholders within twelve (12) months of such date.

        (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (j) "EXCHANGE TRANSACTION" shall mean a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

        (k) "FAIR MARKET VALUE" as of any date shall mean, unless otherwise required by the Code or other applicable law, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over-the-counter market, the value of a share of the Common Stock on such date as determined in good-faith by the Committee.

        (l) "INCENTIVE STOCK OPTION" shall mean an Option that is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        (m) "NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

        (n) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

        (o) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        (p) "SUBSIDIARY" shall mean any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        (q) "TEN PERCENT STOCKHOLDER" shall mean a person owning, at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of
    Section 424 of the Code.

3.  ADMINISTRATION.

        (a) COMMITTEE. The Plan shall be administered and interpreted by the Committee.

        (b) AUTHORITY OF COMMITTEE. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to: (1) select the persons to whom Options shall be granted,
    (2) grant Options to such persons and prescribe the terms and conditions of such Options (including, but not limited to, the exercise and vesting conditions applicable thereto), (3) interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Option,
    (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The determinations of the Committee, including with regard to questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons.

        (c) INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including the advancement of reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

    4. ELIGIBILITY. Options may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its Affiliates), to any officer or other employee of the Company or its Affiliates and to any consultant or other independent contractor who performs or will perform services for the Company or its Affiliates. Notwithstanding the foregoing, Incentive Stock Options may only be granted to persons who are employed by the Company or a Subsidiary at the time of grant.

    5.  AVAILABLE SHARES. Subject to adjustment as provided in Section 10,
(a) the maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares, and the (b) maximum number of shares of Common Stock with respect to which Options may be granted to any employee of the Company or its Affiliates in any calendar year shall not cover more than 200,000 shares. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. New Options may be granted under the Plan with respect to Shares of Common Stock which are covered by the unexercised portion of an Option which has terminated or expired by its terms, by cancellation or otherwise. No fractional shares of Common Stock may be issued under the Plan.

    6.  DISCRETIONARY STOCK OPTIONS.

        (a) TYPE OF OPTIONS. Subject to the provisions hereof, the Committee may grant Incentive Stock Options and Non-Qualified Stock Options to eligible personnel upon such terms and conditions as the Committee deems appropriate.

        (b) OPTION TERM. Unless sooner terminated, all Options shall expire not more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, not more than five (5) years).

        (c) EXERCISE PRICE. The exercise price per share of Common Stock covered by a Non-Qualified Stock Option may not be less than the par value of a share of Common Stock on the date the Option is granted. The exercise price per share of Common Stock covered by an Incentive Stock Option may not be less than one hundred percent (100%) of the Fair Market Value of a share of

    Common Stock on the date the Option is granted one hundred ten percent (110%) in case of an optionee who is a Ten Percent Stockholder).

        (d) EXERCISE OF OPTIONS. The Committee may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. All or part of the exercisable portion of an Option may be exercised at any time during the Option term, except that, without the consent of the Committee, no partial exercise of an option may be for less than one hundred (100) shares.

        (e) PAYMENT OF EXERCISE PRICE. An Option may be exercised by transmitting to the Company: (i) a written notice specifying the number of shares to be purchased, and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, state, foreign or other tax withholding obligations with respect to such exercise. The Committee may establish such rules and procedures as it deems appropriate for the exercise of Options. The exercise price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid in cash, certified or bank check and/or such other form of payment as may be permitted by the Committee from time to time, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months (free and clear of any liens and encumbrances).

    7. NON-TRANSFERABILITY. No Option shall be transferable by an optionee other than upon the optionee's death to a beneficiary designated by the optionee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. All Options shall be exercisable during an optionee's lifetime only by the optionee. Any attempt to transfer any Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified Stock Option, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

    8. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Except as otherwise provided herein or determined by the Committee, the following rules shall apply with regard to Options held by an optionee at the time of his or her termination of employment or other service with the Company and its Affiliates:

        (a) TERMINATION DUE TO DEATH OR DISABILITY. If an optionee's employment or other service terminates due to his or her death or Disability (or if the optionee's employment or other service is terminated by reason of his or her Disability and the optionee dies within one year of such termination of employment or other service), then: (i) that portion of an Option that is not exercisable on the date of termination shall immediately terminate, and
    (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee (or the optionee's designated beneficiary or representative) during the one year period following the date of termination (or, during the one year after the later death of a disabled optionee) or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

        (b) TERMINATION FOR CAUSE OR AT A TIME WHEN CAUSE EXISTS. If an optionee's employment or other service is terminated by the Company or an Affiliate for Cause or if, at the time of his or her termination, grounds for a termination for Cause exist, then any Option held by the optionee (whether or not then exercisable) shall immediately terminate and cease to be exercisable.

        (c) OTHER TERMINATION. If an optionee's employment or other service terminates for any reason or no reason, then, except as provided for in an employment agreement: (i) that portion of an Option held by the optionee that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee during the ninety (90) day period following the date of termination or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

    9. CANCELLATION AND RESCISSION OF OPTIONS. Unless an Option agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired Option at any time if the optionee is not in compliance with all applicable provisions of the award agreement and the Plan, or if the optionee engages in a Detrimental Activity. Upon exercise of an Option, the optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and has not engaged in any Detrimental Activities. In the event an optionee engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, such exercise may be rescinded within two (2) years thereafter. In the event of any such rescission, the optionee shall pay to the Company the amount of any gain realized as a result of the rescinded exercise, in such manner and on such terms and conditions as may be required, and the Company and its Affiliates shall be entitled to set-off against the amount of any such gain, any amount owed to the optionee by the Company or its Affiliates.

    10. CAPITAL CHANGES; REORGANIZATION; SALE.

        (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares which may be issued under the Plan, the maximum number and class of shares with respect to which an Option may be granted to any employee during any calendar year and the number and class of shares and the exercise price per share in effect under each outstanding Option shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

        (b) CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction, all optionees shall be permitted to exercise their outstanding Options (whether or not otherwise exercisable) at least fifteen (15) days prior to the Exchange Transaction (and the Board shall notify each optionee of such acceleration at least fifteen (15) days prior to the Exchange Transaction) and any outstanding Options not exercised before the consummation of the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as a part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock"), and if the Board, in its sole discretion, so directs, then all outstanding Options shall be converted into Options to purchase shares of Exchange Stock. The amount and price of the converted options shall be determined by adjusting the amount and price of the Options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction.

        (c) FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by an Option, any fractional shares resulting from such adjustment shall be disregarded, and each such Option shall cover only the number of full shares resulting from the adjustment.

        (d) DETERMINATION OF BOARD TO BE FINAL. All adjustments under this
    Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    11. RIGHTS AS A STOCKHOLDER. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment therefor has been made, and the applicable income tax withholding obligation has been satisfied. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date a stock certificate (or an equivalent) for such shares is issued to the holder. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate (or an equivalent) is issued.

    12. TAX WITHHOLDING. As a condition to the exercise of any Option or the lapse of restrictions on any shares of Common Stock, or in connection with any other event under the Plan that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or its Affiliates:
(a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan, and (b) the Company shall be entitled to require that the optionee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable agreement provides otherwise, at the discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

    13. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding Option without his or her consent. Except as otherwise provided in Section 10, any amendment which increases the aggregate number of shares of Common Stock that may be issued under the Plan, modifies the class of employees eligible to receive Options under the Plan or otherwise requires stockholder approval shall, to the extent required by applicable law, be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided that any amendment which would adversely affect the rights of the holder may not be made without his or her consent.

    14. TERM OF THE PLAN. The Plan shall be effective on the Effective Date. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. The rights of any person with respect to an Option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended) and the Plan.

    15. MISCELLANEOUS.

        (a) Documentation. Each Option granted made under the Plan shall be evidenced by a written agreement or other written instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an Option shall govern the rights and obligations of the optionee (and any person claiming through the optionee) with respect to the Option.

        (b) NO RIGHTS CONFERRED. Nothing contained herein shall be construed to confer upon any individual any right to be retained in the employ or other service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to terminate an optionee's employment or other service at any time.

        (c) GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

        (d) DECISIONS AND DETERMINATIONS. All decisions or determinations made by the Board and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive.

        (e) SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (f) REQUIREMENTS OF LAW. The grant of Options and issuance of shares under the Plan shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as the Committee deems necessary or desirable.

        (g) LISTING AND OTHER CONDITIONS. As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Company.

                         ALEXION PHARMACEUTICALS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 8, 2000.

    Leonard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. held of record by the undersigned on October 26, 2000, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, December 8, 2000, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.   Proposal--Election of Directors--Nominees are:
     John H. Fried, Leonard Bell, Jerry T. Jackson, Max Link, Joseph A. Madri, R. Douglas Norby and Alvin S. Parven.

     / /  FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

     -------------------------------------------------------------------------------------------------------------------
     / /  WITHHOLD AUTHORITY to vote for the listed nominees.

2.   Proposal No. 2--Approval of the Amendment to the Company's 1992 Stock Option Plan to increase the formula option grants provided for thereunder.
     / /  FOR                               / /  AGAINST                           / /  ABSTAIN

3.   Proposal No. 3--Adoption of the Company's 2000 Stock Option Plan.
     / /  FOR                               / /  AGAINST                           / /  ABSTAIN

4.   Proposal No. 4--Amendment of the Company's Certificate of Incorporation to increase the Company's authorized shares.
     / /  FOR                               / /  AGAINST                           / /  ABSTAIN

5.   Proposal No. 5--Appointment of Arthur Andersen LLP as the Company's independent public accountants.
     / /  FOR                               / /  AGAINST                           / /  ABSTAIN

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                              DATED ______________________, 2000

                                              __________________________________
                                                          SIGNATURE

                                              __________________________________
                                                  SIGNATURE IF HELD JOINTLY

                                              THE ABOVE-SIGNED ACKNOWLEDGES
                                              RECEIPT OF THE NOTICE OF ANNUAL
                                              MEETING OF STOCKHOLDERS AND THE
                                              PROXY STATEMENT FURNISHED
                                              THEREWITH.

                                              PLEASE SIGN, DATE AND RETURN THIS
                                              PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.